Exhibit 10.46

CONSENT TO ASSIGNMENT

This Consent to Assignment (this “Agreement”) is executed as of July 19, 2019, between Meadows Landmark LLC, a Delaware limited liability company (“Landlord”), Cancer Genetics, Inc., a Delaware corporation (“Assignor”), Interpace BioPharma, Inc., a Delaware corporation (“Assignee”).

RECITALS:

A. Assignor is the tenant under a certain Office Lease Agreement, dated October 9, 2007, between Meadows Office, L.L.C. (“MOLLC”), as landlord, and Assignor, as tenant, as amended by a certain First Amendment to Lease, dated October 30, 2017, between Landlord (successor to MOLLC), as landlord, and Assignor, as tenant (collectively, the “Lease”).

B. Assignor desires to assign unto Assignee all of Assignor’s rights, title and interest as tenant in and to the Lease, and Assignee desires to accepts such assignment and to assume and be bound by and to perform all duties and obligations as tenant under the Lease. Assignor and Assignee have requested that Landlord consent to such assignment and assumption (the “Assignment”), and Landlord has agreed thereto, subject to and in accordance with the terms and conditions contained herein.

AGREEMENTS

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consent. Subject to and in accordance with the terms and conditions contained in this Agreement, Landlord hereby consents to the Assignment and waives any applicable termination or other rights under the Lease arising solely in connection with the Assignment. The Assignment shall be effectuated pursuant to an assignment of lease between Assignor and Assignee, the exact form of which is attached hereto as Exhibit A (the “Assignment”). Landlord’s consent contained herein shall not waive its rights as to any subsequent assignment, sublease or other transfer. Landlord hereby asserts that that, to Landlord’s actual knowledge, the Lease is in full force and effect and acknowledges that, upon receipt by Landlord of the full amount of the outstanding rent as set forth in Section 4 of the Assignment (and any additional amounts of rent becoming due under the Lease prior to the date of Landlord’s execution and delivery of this Agreement), there is no default of Assignor under the Lease which has remained uncured after any applicable period for notice and cure and no circumstance or set of circumstances exists (including the Assignment) which, with the giving of notice or the passage of time, or both, would constitute a default under the Lease.

2. No Obligations Created. Each of the parties to this Agreement agree and acknowledge that Landlord shall have no obligation or liability under the terms of the Assignment. Without limiting the generality of the foregoing, Landlord shall have no liability (and shall not be bound by) any modifications, deletions or waivers of any provision of the Lease which Landlord has not agreed to specifically in writing.

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3. Condition of Premises. Landlord makes no representations or warranties, express or implied, concerning the condition of the Premises (as defined in the Lease) and Assignee accepts the Premises in their “as-is” condition as of the effective date of the Assignment.

4. Guaranty. In order to induce Landlord to enter into this Agreement, and in consideration of Landlord’s entering into this Agreement, the full and faithful keeping, performance and observance of all the covenants, agreements, terms, provisions and conditions of the Lease provided to be kept, performed and observed by the tenant thereunder (expressly including, without being limited to, the payment as and when due of the Base Rent (as defined in the Lease) and additional Rent (as defined in the Lease) payable by the tenant under the Lease) and the payment of any and all other damages for which the tenant under the Lease shall be liable by reason of any act or omission contrary to any of said covenants, agreements, terms, provisions or conditions is being guaranteed by Interpace Diagnostics Group, Inc. (“Guarantor”), by the execution by Guarantor of the Guaranty attached to and made a part of the Assignment as Exhibit B (the “Guaranty”). Assignor and Assignee confirm and acknowledge that Landlord would not have entered into this Agreement but for the giving of the Guaranty by Guarantor.

5. Brokerage. In no event shall Landlord be liable for any leasing or brokerage commission with respect to the Assignment or the negotiation and execution of the Assignment or this Agreement. Assignor and Assignee shall each jointly and severally indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorney’s fees and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party with respect to the Assignment or this Agreement.

6. Landlord’s Costs. Assignee shall, upon delivery of an invoice therefor; reimburse Landlord for all of Landlord’s costs and expenses (including legal fees incurred by Landlord) incurred in connection with the Assignment and this Agreement.

7. Governing Law; Amendment; Entire Agreement. This Agreement shall be governed by the laws of the State of New Jersey. This Agreement shall not be amended or modified except by an instrument in writing signed by all the parties hereto and this Agreement contains all of the agreements, understandings, representations and warranties of the parties with respect to the subject matter hereof.

8. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document. Such counterparts may be transmitted electronically and any such electronically transmitted counterparts shall be deemed to be an original executed counterpart.

[SIGNATURE PAGE FOLLOWS]

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EXECUTED as of the date first written above.

LANDLORD:	MEADOWS LANDMARK LLC, a Delaware limited liability company

	By:	/s/ John H. Rooser
	Name:	John H. Rooser
	Title:	Authorized Person

ASSIGNOR:	CANCER GENETICS, INC., a Delaware corporation

	By:	/s/ John A. Roberts
	Name:	John A. Roberts
	Title:	President & CEO

ASSIGNEE:	INTERPACE BIOPHARMA, INC., a Delaware corporation

	By:	/s/ Jack Stover
Jack Stover
President and Chief Executive Officer

[Signature Page to Cancer Genetics, Inc. Consent to NJ Lease Assignment]

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EXHIBIT A

Lease Assignment

[Intentionally omitted]

EXHIBIT B

Form of Guaranty

[Intentionally omitted]

EXHIBIT C

Form of Consent to Assignment

[Intentionally omitted]